Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended March
	2012	2011	% Change
Consolidated –
Operating Revenues	$3,604	$4,012	-10.2%
Earnings Before Income Taxes	584	669	-12.7%
Net Income Available to Common	368	422	-12.8%

Alabama Power –
Operating Revenues	$1,216	$1,320	-7.9%
Earnings Before Income Taxes	220	258	-14.7%
Net Income Available to Common	126	152	-17.1%

Georgia Power –
Operating Revenues	$1,745	$1,989	-12.3%
Earnings Before Income Taxes	263	321	-18.1%
Net Income Available to Common	167	206	-18.9%

Gulf Power –
Operating Revenues	$316	$325	-2.6%
Earnings Before Income Taxes	34	20	69.8%
Net Income Available to Common	21	12	76.8%

Mississippi Power –
Operating Revenues	$229	$263	-13.1%
Earnings Before Income Taxes	34	22	53.6%
Net Income Available to Common	25	15	72.8%

Southern Power –
Operating Revenues	$254	$282	-10.0%
Earnings Before Income Taxes	43	59	-27.1%
Net Income Available to Common	29	38	-22.3%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.